UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 5, 2016

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2016, Steven F. McAllister notified InVivo Therapeutics Holdings Corp. (the “Company”) of his resignation as Chief Financial Officer of the Company, effective December 31, 2016.

In connection with the departure of Mr. McAllister, effective as of January 1, 2017, Melanie Morel-Ferris, the Company’s Controller, will be appointed to serve as interim Chief Financial Officer of the Company and will assume the roles of the Company’s Principal Financial Officer and Principal Accounting Officer.  Ms. Morel-Ferris, age 36, has served as the Company’s Controller since May 2016. Prior to joining the Company, Ms. Morel-Ferris served as the Corporate Controller of Astrodyne TDI, an electrical manufacturing company from July 2014 to May 2016. Prior to that, Ms. Morel-Ferris served as the Associate Director of Corporate Accounting of ARIAD Pharmaceuticals, Inc., a drug development company, from January 2014 to July 2014 and as a Senior Accounting Manager at ARIAD from January 2011 to December 2013. Ms. Morel-Ferris began her career at Deloitte. Ms. Morel-Ferris received a B.A. from Assumption College and is a Certified Public Accountant.

In connection with her appointment, Ms. Morel-Ferris’ annual base compensation will be increased to $180,000 effective January 1, 2017 and Ms. Morel-Ferris will be eligible to receive a cash bonus of $50,000, payable on the earlier of June 30, 2017 or sixty (60) days after the appointment by the Company of a permanent chief financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: December 8, 2016	By:	/s/ Tamara Joseph
		Name:	Tamara Joseph
		Title:	SVP, General Counsel & Chief Compliance Officer